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PHONE: 212.682.1600
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WWW.AMPER.COM

August 26, 2010

Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549-7561

Dear Sirs/Madams:

We have read Intellicheck Mobilisa Inc.’s statements included under Item 4.01 on its Form 8-K/A filed on August 26, 2010, and agree with such statements concerning our firm.

/s/ Amper, Politziner & Mattia, LLP

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